EXHIBIT 99.1

Colonial Commercial Corp. Reports 2010 First Quarter Results

HAWTHORNE, New Jersey (May 12, 2010) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the first quarter ended March 31, 2010.

Sales increased by 1.8%, or $280,475, to $15,897,899 for the quarter ended March 31, 2010 from $15,617,424 for the same period in 2009. The increase in sales was solely related to the re-opening of our Hicksville, New York location in July 2009. Same-store sales were essentially unchanged from the prior year.

Gross profit decreased by 1.6%, or $70,853, to $4,322,326 for the quarter ended March 31, 2010 from $4,393,179 for the same period in 2009.  Gross profit expressed as a percentage of sales decreased to 27.2% in 2010 compared to 28.1% for the comparable period in 2009. The decline in gross profit and the decrease in gross margins expressed as a percentage of sales were primarily caused by reduced cash discounts taken on purchases, a more competitive marketplace, and an increase in our commercial equipment sales which is sold at lower margins.

Selling, general and administrative expenses decreased by 8.7%, or $512,267, to $5,370,407 for the quarter ended March 31, 2010 from $5,882,674 for the same period in 2009.  The decrease in selling, general and administrative expense is primarily related to a $153,526 reduction in payroll and benefit costs, a $137,230 reduction in bad debt expense, a $73,250 reduction in rent, a $58,324 reduction in facility expense, a $56,044 reduction in advertising expenses, and a $32,080 reduction in depreciation and amortization.

The Company’s net loss decreased by 26.1%, or $413,851 to a net loss of $1,170,773 for the quarter ended March 31, 2010, compared to a net loss of $1,584,624 for the same period in 2009. The decrease in net loss is primarily the result of the $512,267 decrease in selling, general and administrative expense, offset by the $70,853 decrease in gross profit and the $41,201 increase in net interest expense.

William Pagano, Chief Executive Officer of the Company, said, “We believe that we have overcome the negative impact of the general economic weaknesses within our industry and are starting to see indications of modest growth.  We remain focused on improving our operational efficiencies and reducing our SG&A costs.  The expansion of our commercial HVAC equipment and control solutions business is also beginning to yield its benefits. The seasonality of our business makes the first quarter our weakest quarter, and, hence may not be a fair indicator of prospective results for our total year. We remain optimistic about the Company’s future and expect that we will benefit as the general economy and construction industry commences its rebound.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. These contractor customers purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash	$509,800	$746,629
Accounts receivable, net of allowance for doubtful accounts of $658,642 in 2010 and $619,740 in 2009	8,673,827	9,468,123
Inventory	11,987,676	11,588,971
Prepaid expenses and other current assets	1,015,811	895,505
Total current assets	22,187,114	22,699,228
Property and equipment	1,234,932	1,349,679
Goodwill	1,416,929	1,416,929
Other intangibles	1,667	2,500
Other assets - noncurrent	122,513	134,205
	$24,963,155	$25,602,541
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$7,178,809	$7,402,536
Accrued liabilities	1,655,661	1,559,880
Income taxes payable	-	4,374
Borrowings under credit facility - revolving credit	11,782,838	13,090,666
Convertible notes payable, related party	200,000	-
Notes payable - current portion; includes related party notes of $782,009 in 2010 and $32,009 in 2009	851,906	108,313
Total current liabilities	21,669,214	22,165,769
Convertible notes payable-related party	-	200,000
Notes payable, excluding current portion; includes related party notes of $104,031 in 2010 and $862,033 in 2009	2,194,505	966,563
Total liabilities	23,863,719	23,332,332
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2010 and 2009, liquidation preference of $1,465,285 in 2010 and 2009	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in 2010 and 2009	232,747	232,747
Additional paid-in capital	10,634,782	10,634,782
Accumulated deficit	(9,782,746)	(8,611,973)
Total stockholders' equity	1,099,436	2,270,209
	$24,963,155	$25,602,541

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended
	March 31,
	2010	2009
Sales	$15,897,899	$15,617,424
Cost of sales	11,575,573	11,224,245
Gross profit	4,322,326	4,393,179

Selling, general and administrative expenses, net	5,370,407	5,882,674
Operating loss	(1,048,081)	(1,489,495)

Other income	68,265	54,627
Interest expense, net; includes related party interest of $16,790 in 2010 and $14,188 in 2009	(190,957)	(149,756)
Net loss	$(1,170,773)	$(1,584,624)

Loss per common share:
Basic and diluted	$(0.25)	$(0.34)

Weighted average shares outstanding:
Basic and diluted	4,654,953	4,654,953

The accompanying notes are an integral part of these condensed consolidated financial statements.

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(1,170,773)	$(1,584,624)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	-	6,677
Provision for doubtful accounts	77,081	214,311
Depreciation	114,747	138,576
Net gain on sale of fixed assets	-	(572)
Amortization of intangibles	833	9,084
Changes in operating assets and liabilities
Accounts receivable	717,215	672,440
Inventory	(398,705)	(586,005)
Prepaid expenses and other current assets	(120,306)	30,980
Other assets - noncurrent	11,692	52,877
Trade payables	1,776,273	1,583,568
Accrued liabilities	95,781	185,731
Income taxes payable	(4,374)	(558)
Net cash provided by operating activities	1,099,464	722,485

Cash flows from investing activities:
Additions to property and equipment	-	(23,017)
Proceeds from disposal of property and equipment	-	14,900
Net cash used in investing activities	-	(8,117)

Cash flows from financing activities:

Repayments of notes payable; includes related party repayments of $8,002 in 2010 and $30,000 in 2009	(28,465)	(93,968)
Repayments under credit facility - revolving credit	(1,307,828)	(491,877)
Net cash used in financing activities	(1,336,293)	(585,845)
(Decrease) increase in cash	(236,829)	128,523
Cash - beginning of period	746,629	417,387
Cash - end of period	$509,800	$545,910